UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 24, 2006

DIASYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-24974 (Commission File Number)	06-1339248 (IRS Employer Identification No.)

21 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02

Unregistered Sale of Equity Securities.

Between October 24 and October 31, 2006 Mr. Morris Silverman loaned to the Company an aggregate of $323,000.  Such loans were evidenced by four 10% Convertible Promissory Notes due November 30, 2007 (the “Notes”).    $305,000 aggregate principal amount of such Notes are convertible into shares of the Company’s Common Stock, $.001 par value, at the rate of $.13 per share, and $18,000 principal amount of such Notes are convertible into shares of the Company’s Common Stock, $.001 par value, at the rate of $.11 per share, for an aggregate of 2,509,790 shares of such Common Stock.

None of the Notes issued in the above transactions were registered under the Securities Act of 1933, as amended (the “Securities Act”).  These sales were made in reliance upon the general exemption afforded by Section 4(2) of the Securities Act of 1933 as amended.  Mr. Silverman is Chairman of the Board of Directors of the Company.

ITEM 9.01

Financial Statement and Exhibits

99.1.

10% Convertible Promissory Note dated October 24, 2006 in the principal amount of $85,000.

99.2.

10% Convertible Promissory Note dated October 25, 2006 in the principal amount of $60,000.

99.3.

10% Convertible Promissory Note dated October 30, 2006 in the principal amount of $160,000.

99.4.

10% Convertible Promissory Note dated October 31, 2006 in the principal amount of $18,000.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIASYS CORPORATION

Date: November 14, 2006

 /s/  Jeffrey B. Aaronson

Jeffrey B. Aaronson

President

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